KPMG LETTERHEAD



               CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of Colonial Global Utilities Fund:

We consent to the use of our report incorporated by reference in the Statement of Additional Information and to the references to our Firm under the headings "The Fund's Financial History" in the Prospectus and "Independent Accountants of the Fund" and "Certain Information Concerning the Portfolio-Independent Auditors of the Portfolio" in the Statement of Additional Information.


KPMG Peat Marwick LLP


Chicago, Illinois
February 18, 1998